UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2022

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, the Board of Directors of RumbleOn, Inc. (the "Company") appointed Ms. Shin Lee as a director of the Company. In addition to her service on the Board, Ms. Lee will serve on the Board’s Nominating and Corporate Governance Committee and the Compensation Committee.

Ms. Lee, 54, serves as the Chief of Staff of Square Financial Services, a bank newly established within Block, Inc. (previously known as Square) since June 2021. Before Block, Inc., Ms. Lee served in a number of senior executive roles at Wells Fargo in risk management, governance, global expansion, and merger integration from March 2003 to June 2021. Ms. Lee has an EMBA jointly awarded by NYU Stern, HEC School of Management, and the London School of Economics, and a Ph.D. in organizational psychology from Kansas State University.

Ms. Lee will participate in the Company’s non-employee director compensation program, which is described under the section titled Non-Employee Director Compensation in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on May 2, 2022.

There are no related party transactions between the Company and Ms. Lee which would require disclosure under Item 404 of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Lee is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: June 24, 2022	By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer

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